SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2009

ADEONA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3930 Varsity Drive, Ann Arbor, Michigan 48108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement

A.           Employment Agreement with Max Lyon

On June 26, 2009, the Company appointed Max Lyon President and Chief Executive Officer of the Company and entered into an employment agreement with Mr. Lyon of the same date (the “Employment Agreement”).

From October, 2005 thru April, 2008, Mr. Lyon, age 65, one of its founders, served as President of C.G.Therapeutics, Inc., a development stage company commercializing a proprietary cancer vaccine for multiple cancer types.  Mr Lyon also served on the C.G.Therapeutics, Inc. board of directors from October 2005 through September 2008.  From November, 2002 thru November, 2004, Mr. Lyon served as President, CEO and a director of Confirma, Inc., a company that developed and marketed the first FDA-cleared MRI-based computer-aided detection (CAD) system for cancer, the CADstream breast cancer system. CADstream became the market leading MRI CAD system. From 1985 thru 2002, Mr. Lyon co-founded and led four other medical companies including Bainbridge Sciences (acquired by C.R.Bard - NYSE:BCR), NexCura (acquired by The Thomson Corporation) and BioControl Systems. From 1982 to 1985, Mr. Lyon served Vice President-Administration of Genetic Systems Corp. (NASDQ:GENS), acquired by Bristol-Myers Corporation (NYSE:BMY).

Pursuant to the Employment Agreement, Mr. Lyon will be entitled to an annual base salary of $190,000 and will be eligible for discretionary performance and transactional bonus payments.  Additionally, Mr. Lyon’s was granted options to purchase 400,000 shares of the Company’s common stock with an exercise price equal to the Company’s per share market price on the date of issue. 100,000 of the options vest immediately with the remainder vesting pro rata, on a monthly basis, over the following thirty-six (36) months.   If the Employment Agreement is terminated for certain events such as the death or disability of Mr. Lyon, a material breach by the Company of the terms of the Employment Agreement or the termination of Mr. Lyon without “Just Cause”, the Company has agreed to either (i) continue Mr. Lyon’s salary for three months or (ii) issue freely tradable shares of the Company stock with a value equal to three months of his salary.  Mr. Lyon will perform substantially all of his professional duties under the agreement from the Company’s offices.. The agreement also includes confidentiality obligations of and inventions assignments by Mr. Lyon.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by the copy of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

There are no family relationships between Mr. Lyon and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.  Additionally, there have been no transactions involving Mr. Lyon that would require disclosure under Item 404(a) of Regulation S-K.

B.           Amendment to Narayan Torke and Hartlab LLC Limited Liability Company PurchaseAgreement dated May 30, 2009.

On June 30, 2009, the Company, Narayan Torke and Hartlab LLC amended their Limited Liability Company Purchase Agreement dated May 30, 2009 to extend the closing date and the “Closing” as such term is defined in such agreement from June 30, 2009 to July 10, 2009 (or earlier than July 10, 2009 if agreed to by the parties in writing).

Item 5.02                      Departure of Directors and Certain Officers; Election of Directors;Appointment of Certain Officer; Compensatory Arrangements of CertainOfficers

On June 26, 2009, the Company appointed Max Lyon President and Chief Executive Officer of the Company.

On June 26, 2009, Mr. Steve Kanzer resigned from his positions as President and Chief Executive Officer of the Company.  Mr. Kanzer continues to serve as Chairman of the Board of Directors of the Company.

The disclosure set forth in Item 1.01 with respect to Mr. Lyon is incorporated herein by reference.

A copy of the Press Release announcing the appointment of Mr. Lyon is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are being furnished as part of this Report.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Max Lyon dated June 26, 2009

99.2	Press Release dated June 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS, INC.

Date: July 1, 2009	By /s/Max Lyon
Name: Max Lyon
Its: Chief Executive Officer and President

       EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Max Lyon dated June 26, 2009

99.2	Press Release dated June 29, 2009